Exhibit 99.1

NEWS RELEASE

Visteon Announces Third-Quarter 2021 Results

•Sales of $631 million in a challenging semiconductor supply environment
•Growth over market of 8% versus top customers' vehicle production
•Net income of $5 million
•Adjusted EBITDA of $42 million or 6.7% of sales
•13 new products launched in third quarter; 26 launched year-to-date
•Company aligning sustainability commitments with science-based emissions targets
•Updating 2021 full-year guidance to reflect supply chain environment

VAN BUREN TOWNSHIP, Mich., October 28, 2021 — Visteon Corporation (NASDAQ: VC) today announced third-quarter net sales of $631 million, representing a year-over-year decrease of 17% excluding the impact of currency. Total industry production decreased 20% while vehicle production at Visteon’s top customers decreased 25% in the same period, reflecting supply chain constraints and the worldwide semiconductor shortage. Despite these constraints, the company's sales performance represents 8%1 growth-over-market compared to the production volumes of its customers.

Gross margin in the third quarter was $47 million, and net income attributable to Visteon was $5 million or $0.18 per diluted share. Adjusted EBITDA, a non-GAAP measure as defined below, was $42 million for the third quarter or 6.7% of sales, a decrease of $45 million compared to the prior year. The decrease in adjusted EBITDA reflects the impact of lower vehicle volumes, supply chain and material costs increases, and the non-recurrence of temporary austerity measures implemented in 2020, partially offset by the year-over-year savings related to 2020 structural costs reductions.

Visteon launched 26 new products through the third quarter with over 20 planned for the fourth quarter. Key third quarter launches include a 10-inch digital cluster in compact vans sold under the Citroen, Peugeot, and Opel brands, and an 8-inch infotainment display for the Ford Maverick compact pickup truck. Additional launches include a 12-inch digital cluster in Dongfeng’s new compact sedan, and a 10-inch infotainment system on a new compact SUV with Stellantis in South America.

The company won $3.8 billion in new business through the first three quarters of the year, approximately 30-percent of which were for electric vehicle programs. Key third quarter wins include a SmartCore program and a 15-inch OLED display for infotainment.

For the first nine months, cash used by operations was $12 million and capital expenditures were $54 million. Adjusted free cash flow, a non-GAAP financial measure as defined below, for the first nine months of 2021 was a use of cash of $37 million, compared to a source of cash of $37 million for the same period in 2020. The company ended the third quarter with cash of $401 million and debt of $354 million, representing a net cash position of $47 million.

Visteon's full-year 2021 guidance is being updated to reflect the latest supply chain environment. The company now projects full-year sales in the range of $2.60 billion to $2.65 billion, adjusted EBITDA in the range of $165 million to $175 million, and adjusted free cash flow to be break-even.

The company also announced its commitment to address climate change in line with the goals of the 2015 Paris Agreement. Visteon will work with the Science Based Targets initiative (SBTi) to set its greenhouse gas emissions targets to support limiting global warming to 1.5°C above pre-industrial levels.
1 Excludes Y/Y impact of currency fluctuations

SBTi is a global organization that drives climate action in the private sector by enabling companies to set science-based emissions reduction targets.

“I am proud of Visteon’s resilient third quarter performance that delivered improved results versus the second quarter and better-than-market sales performance despite the semiconductor shortages,” said President and CEO Sachin Lawande. “The structural costs actions we implemented last year have allowed us to navigate the ongoing challenges this year while also positioning us to expand margins as industry volumes eventually increase.”

About Visteon

Visteon is a technology leader in automotive electronics dedicated to creating a more enjoyable, connected and safe driving experience. Our platforms leverage proven, scalable hardware and software solutions that enable the digital, electric and autonomous evolution of our global automotive customers. Visteon products align with key industry trends and include digital instrument clusters, displays, Android-based infotainment systems, domain controllers, advanced driver assistance systems (ADAS) and battery management systems. Visteon reported net sales of approximately $2.5 billion and booked $4.6 billion of new business in 2020. Learn more at https://investors.visteon.com/.

Conference Call and Presentation

Today, Thursday, October 28, at 9 a.m. ET, the company will host a conference call for the investment community to discuss the quarter’s results and other related items. The conference call is available to the general public via a live audio webcast.

The dial-in numbers to participate in the call are:

U.S./Canada: 844-535-3468
Outside U.S./Canada: 720-405-0988
Conference ID: 9713169

(Call approximately 15 minutes before the start of the conference.)

The conference call and live audio webcast, related presentation materials and other supplemental information will be accessible in the Investors section of Visteon’s website. A news release on Visteon’s third-quarter results will be available in the News section of the website.

A replay of the conference call will be available through the company’s website or by dialing
855-859-2056 (toll-free from the U.S. and Canada) or 404-537-3406 (international). The conference ID for the phone replay is 9713169. The phone replay will be available for one week following the conference call.

__
Use of Non-GAAP Financial Information
Because not all companies use identical calculations, adjusted EBITDA, adjusted net income, adjusted EPS, free cash flow and adjusted free cash flow used throughout this press release may not be comparable to other similarly titled measures of other companies.

In order to provide the forward-looking non-GAAP financial measures for full-year 2021, the company provides reconciliations to the most directly comparable GAAP financial measures on the subsequent slides. The provision of these comparable GAAP financial measures is not intended to indicate that the company is explicitly or implicitly providing projections on those GAAP financial measures, and actual results for such measures are likely to vary from those presented. The reconciliations include all information reasonably available to the company at the date of this press release and the adjustments that management can reasonably predict.

Forward-looking Information
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The words "will," "may," "designed to," "outlook," "believes," "should," "anticipates," "plans," "expects," "intends," "estimates," "forecasts" and similar expressions identify certain of these forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various factors, risks and uncertainties that could cause our actual results to differ materially from those expressed in these forward-looking statements, including, but not limited to:

•continued and future impacts of the coronavirus (COVID-19) pandemic on our financial condition and business operations including global supply chain disruptions, market downturns, reduced consumer demand and new government actions or restrictions;

•significant or prolonged shortage of critical components from our suppliers, including but not limited to semiconductors, and particularly those who are our sole or primary sources;

•conditions within the automotive industry, including (i) the automotive vehicle production volumes and schedules of our customers, (ii) the financial condition of our customers and the effects of any restructuring or reorganization plans that may be undertaken by our customers, including work stoppages at our customers, and (iii) possible disruptions in the supply of commodities to us or our customers due to financial distress, work stoppages, natural disasters or civil unrest;

•our ability to execute on our transformational plans and cost-reduction initiatives in the amounts and on the timing contemplated;

•our ability to satisfy future capital and liquidity requirements, including our ability to access the credit and capital markets at the times and in the amounts needed and on terms acceptable to us, our ability to comply with financial and other covenants in our credit agreements, and the continuation of acceptable supplier payment terms;

•our ability to access funds generated by foreign subsidiaries and joint ventures on a timely and cost-effective basis;

•general economic conditions, including changes in interest rates and fuel prices, the timing and expenses related to internal restructurings, employee reductions, acquisitions or dispositions and the effect of pension and other post-employment benefit obligations;

•increases in raw material and energy costs and our ability to offset or recover these costs, increases in our warranty, product liability and recall costs or the outcome of legal or regulatory proceedings to which we are or may become a party;

•changes in laws, regulations, policies or other activities of governments, agencies and similar organizations, domestic and foreign, that may tax or otherwise increase the cost of, or otherwise affect, the manufacture, licensing, distribution, sale, ownership or use of our products or assets; and

•those factors identified in our filings with the SEC (including our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as updated by our subsequent filings with the Securities and Exchange Commission).

Caution should be taken not to place undue reliance on our forward-looking statements, which represent our view only as of the date of this release, and which we assume no obligation to update. The financial results presented herein are preliminary and unaudited; final financial results will be included in the company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2021. New business wins and re-wins do not represent firm orders or firm commitments from customers, but are based on various assumptions, including the timing and duration of product launches, vehicle production levels, customer price reductions and currency exchange rates.

Follow Visteon:

Visteon Contacts:

Media:            Investors:

Dave Barthmuss            Kris Doyle
805-660-1914            201-247-3050
dave.barthmuss@visteon.com            kdoyle@visteon.com

VISTEON CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(In millions except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020

Net sales	$631	$747	$1,987	$1,761
Cost of sales	(584)	(648)	(1,832)	(1,605)
Gross margin	47	99	155	156
Selling, general and administrative expenses	(42)	(45)	(131)	(140)
Restructuring, net	2	(32)	2	(69)
Interest expense, net	(2)	(5)	(6)	(10)
Equity in net income of non-consolidated affiliates	2	2	2	4
Other income, net	4	3	13	10
Income (loss) before income taxes	11	22	35	(49)
Provision for income taxes	(4)	(12)	(20)	(19)
Net income (loss)	7	10	15	(68)
Less: Net (income) loss attributable to non-controlling interests	(2)	(4)	(5)	(6)
Net income (loss) attributable to Visteon Corporation	$5	$6	$10	$(74)

Comprehensive income (loss)	$1	$30	$10	$(80)
Less: Comprehensive (income) loss attributable to non-controlling interests	(1)	(7)	(6)	(9)
Comprehensive income (loss) attributable to Visteon Corporation	$—	$23	$4	$(89)

Diluted earnings (loss) per share attributable to Visteon Corporation	$0.18	$0.21	$0.35	$(2.65)

Average shares outstanding (in millions)
Basic	28.0	27.8	27.9	27.9
Diluted	28.4	28.0	28.3	27.9

VISTEON CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In millions)

	(Unaudited)
	September 30,	December 31,
	2021	2020
ASSETS
Cash and equivalents	$397	$496
Restricted cash	4	4
Accounts receivable, net	423	484
Inventories, net	253	177
Other current assets	156	180
Total current assets	1,233	1,341

Property and equipment, net	393	436
Intangible assets, net	120	127
Right-of-use assets	148	172
Investments in non-consolidated affiliates	49	60
Other non-current assets	117	135
Total assets	$2,060	$2,271

LIABILITIES AND EQUITY
Short-term debt	$5	$—
Accounts payable	416	500
Accrued employee liabilities	74	83
Current lease liability	29	32
Other current liabilities	187	209
Total current liabilities	711	824

Long-term debt, net	349	349
Employee benefits	285	322
Non-current lease liability	125	146
Deferred tax liabilities	26	28
Other non-current liabilities	71	92

Stockholders’ equity:
Common stock	1	1
Additional paid-in capital	1,344	1,348
Retained earnings	1,633	1,623
Accumulated other comprehensive loss	(310)	(304)
Treasury stock	(2,269)	(2,281)
Total Visteon Corporation stockholders’ equity	399	387
Non-controlling interests	94	123
Total equity	493	510
Total liabilities and equity	$2,060	$2,271

VISTEON CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
OPERATING
Net income (loss)	$7	$10	$15	$(68)
Adjustments to reconcile net income (loss) to net cash provided from (used by) operating activities:
Depreciation and amortization	27	25	82	75
Non-cash stock-based compensation	4	4	13	13
Equity in net loss (income) of non-consolidated affiliates, net of dividends remitted	14	(2)	14	(4)
Other non-cash items	1	(1)	4	1
Changes in assets and liabilities:
Accounts receivable	(1)	(132)	50	38
Inventories	(47)	10	(82)	5
Accounts payable	(2)	160	(68)	11
Other assets and other liabilities	(16)	36	(40)	26
Net cash provided from (used by) operating activities	(13)	110	(12)	97
INVESTING
Capital expenditures, including intangibles	(21)	(18)	(54)	(83)
Contributions to equity method investments	(1)	(1)	(3)	(1)
Loan repayments from non-consolidated affiliates	—	—	2	2
Other	3	(1)	5	5
Net cash used by investing activities	(19)	(20)	(50)	(77)
FINANCING
Borrowings on revolving credit facility	—	—	—	400
Payments on revolving credit facility	—	(400)	—	(400)
Repurchase of common stock	—	—	—	(16)
Dividends paid to non-controlling interests	(32)	—	(33)	(7)
Short-term debt, net	—	(23)	6	(37)
Other	—	—	1	—
Net cash used by financing activities	(32)	(423)	(26)	(60)
Effect of exchange rate changes on cash	(5)	9	(11)	6
Net decrease in cash, equivalents, and restricted cash	(69)	(324)	(99)	(34)
Cash, equivalents, and restricted cash at beginning of the period	470	759	500	469
Cash, equivalents, and restricted cash at end of the period	$401	$435	$401	$435

VISTEON CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In millions except per share amounts)
(Unaudited)

Adjusted EBITDA: Adjusted EBITDA is presented as a supplemental measure of the Company's performance that management believes is useful to investors because the excluded items may vary significantly in timing or amounts and/or may obscure trends useful in evaluating and comparing the Company's operating activities across reporting periods. The Company defines adjusted EBITDA as net income attributable to the Company adjusted to eliminate the impact of depreciation and amortization, restructuring expense, net interest expense, loss on divestiture, equity in net income of non-consolidated affiliates, gain on non-consolidated affiliate transactions, provision for income taxes, discontinued operations, net income attributable to non-controlling interests, non-cash stock-based compensation expense, and other gains and losses not reflective of the Company's ongoing operations. Because not all companies use identical calculations, this presentation of adjusted EBITDA may not be comparable to similarly titled measures of other companies.

	Three Months Ended		Nine Months Ended		Estimated
	September 30,		September 30,		Full Year
Visteon:	2021	2020	2021	2020	2021
Net income (loss) attributable to Visteon Corporation	$5	$6	$10	$(74)	$(5)
Depreciation and amortization	27	25	82	75	110
Provision for income taxes	4	12	20	19	27
Non-cash, stock-based compensation expense	4	4	13	13	18
Interest expense, net	2	5	6	10	8
Net income attributable to non-controlling interests	2	4	5	6	7
Restructuring, net	(2)	32	(2)	69	2
Equity in net income of non-consolidated affiliates	(2)	(2)	(2)	(4)	(3)
Other	2	1	4	3	6
Adjusted EBITDA	$42	$87	$136	$117	$170

Adjusted EBITDA is not a recognized term under U.S. GAAP and does not purport to be a substitute for net income as an indicator of operating performance or cash flows from operating activities as a measure of liquidity. Adjusted EBITDA has limitations as an analytical tool and is not intended to be a measure of cash flow available for management's discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. In addition, the Company uses adjusted EBITDA (i) as a factor in incentive compensation decisions, (ii) to evaluate the effectiveness of the Company's business strategies, and (iii) because the Company's credit agreements use similar measures for compliance with certain covenants.

VISTEON CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In millions except per share amounts)
(Unaudited)

Free Cash Flow and Adjusted Free Cash Flow: Free cash flow and adjusted free cash flow are presented as supplemental measures of the Company's liquidity that management believes are useful to investors in analyzing the Company's ability to service and repay its debt. The Company defines free cash flow as cash flow provided from operating activities less capital expenditures, including intangibles. The Company defines adjusted free cash flow as cash flow provided from operating activities less capital expenditures, including intangibles as further adjusted for restructuring related payments. Because not all companies use identical calculations, this presentation of free cash flow and adjusted free cash flow may not be comparable to other similarly titled measures of other companies.

	Three Months Ended		Nine Months Ended		Estimated
	September 30,		September 30,		Full Year
Visteon:	2021	2020	2021	2020	2021
Cash provided from (used by) operating activities	$(13)	$110	$(12)	$97	$50
Capital expenditures, including intangibles	(21)	(18)	(54)	(83)	(85)
Free cash flow	$(34)	$92	$(66)	$14	$(35)
Restructuring related payments	4	11	29	23	35
Adjusted free cash flow	$(30)	$103	$(37)	$37	$—

Free cash flow and adjusted free cash flow are not recognized terms under U.S. GAAP and do not purport to be a substitute for cash flows from operating activities as a measure of liquidity. Free cash flow and adjusted free cash flow have limitations as analytical tools as they do not reflect cash used to service debt and do not reflect funds available for investment or other discretionary uses. In addition, the Company uses free cash flow and adjusted free cash flow (i) as factors in incentive compensation decisions and (ii) for planning and forecasting future periods.

VISTEON CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In millions except per share amounts)
(Unaudited)

Adjusted Net Income (Loss) and Adjusted Earnings (Loss) Per Share: Adjusted net income and adjusted earnings per share are presented as supplemental measures that management believes are useful to investors in analyzing the Company's profitability, providing comparability between periods by excluding certain items that may not be indicative of recurring business operating results. The Company believes management and investors benefit from referring to these supplemental measures in assessing company performance and when planning, forecasting and analyzing future periods. The Company defines adjusted net income as net income attributable to Visteon adjusted to eliminate the impact of restructuring, net, loss on divestiture, gain on non-consolidated affiliate transactions, discontinued operations, other gains and losses not reflective of the Company's ongoing operations and related tax effects. The Company defines adjusted earnings per share as adjusted net income divided by diluted shares. Because not all companies use identical calculations, this presentation of adjusted net income and adjusted earnings per share may not be comparable to other similarly titled measures of other companies.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Net income (loss) attributable to Visteon	$5	$6	$10	$(74)

Diluted earnings per share:
Net income (loss) attributable to Visteon	$5	$6	$10	$(74)
Average shares outstanding, diluted	28.4	28.0	28.3	27.9
Diluted earnings (loss) per share	$0.18	$0.21	$0.35	$(2.65)

Adjusted net income (loss) and adjusted earnings (loss) per share:
Net income (loss) attributable to Visteon	$5	$6	$10	$(74)
Restructuring, net	(2)	32	(2)	69
Other, including tax effects of adjustments	2	1	4	2
Adjusted net income (loss)	$5	$39	$12	$(3)
Average shares outstanding, diluted	28.4	28.0	28.3	27.9
Adjusted earnings (loss) per share	$0.18	$1.39	$0.42	$(0.11)

Adjusted net income and adjusted earnings per share are not recognized terms under U.S. GAAP and do not purport to be a substitute for profitability. Adjusted net income and adjusted earnings per share have limitations as analytical tools as they do not consider certain restructuring and transaction-related payments and/or expenses. In addition, the Company uses adjusted net income and adjusted earnings per share for internal planning and forecasting purposes.